UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vical Incorporated

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2008

TO THE STOCKHOLDERS OF VICAL INCORPORATED:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vical Incorporated, a Delaware corporation (the “Company”), will be held on Thursday, May 22, 2008, at 9 a.m. Pacific Time at Country Inn and Suites, 5975 Lusk Blvd., San Diego, CA 92121 for the following purposes:

1.	To elect two Class I directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are elected;

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 24, 2008, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Jill M. Church

Vice President, Chief Financial Officer and Secretary

San Diego, California

April 4, 2008

IMPORTANT

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF THIS PROXY STATEMENT WAS MAILED TO YOU, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORDHOLDER A PROXY CARD ISSUED IN YOUR NAME.

THANK YOU FOR ACTING PROMPTLY.

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have provided you this proxy statement and the related proxy card because the Board of Directors of Vical Incorporated (sometimes referred to as the “Company” or “Vical”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may follow the instructions below to submit your proxy on the Internet.

We intend to mail a notice regarding the availability of proxy materials to our stockholders of record and to make this proxy statement available on or about April 11, 2008. We will pay for the cost of soliciting proxies to vote at the Annual Meeting.

What am I voting on?

There are two matters scheduled for a vote:

➢	Election of two Class I directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are elected; and

➢	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2008.

What if I received a Notice Regarding the Availability of Proxy Materials?

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials to our stockholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, not including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 24, 2008, will be entitled to vote at the Annual Meeting. On this record date, there were 39,222,134 shares of common stock outstanding and entitled to vote.

Am I a stockholder of record?

If at the close of business on March 24, 2008, your shares were registered directly in your name with Vical’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record.

What if my shares are not registered directly in my name but are held in street name?

If at the close of business on March 24, 2008, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

If I am a stockholder of record of Vical shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. If you received a Notice by mail, you may vote by proxy over the Internet. The procedures for voting by proxy are as follows:

➢	To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.

➢

To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided.

➢

To vote by proxy over the telephone (if you received a printed copy of these proxy materials by mail), dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 21, 2008, to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of Vical shares, how do I vote?

If you are a beneficial owner of shares held in street name and you received a printed copy of these proxy materials by mail, you should have received a proxy card and voting instructions with these proxy materials from the organization that is the record owner of your shares rather than from us. If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should have received the Notice from the organization that is the record owner of your shares rather than from us. Beneficial owners who received a printed copy of these proxy materials by mail from the record owner may complete and mail that proxy card or may vote by telephone or over the Internet as instructed by that organization in the proxy card. Beneficial owners who received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions. Beneficial owners who wish to vote in person at the annual meeting, must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

What types of votes are permitted on each proposal?

For Proposal 1, the election of directors, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote from any nominee you specify. For Proposal 2, the ratification of the selection of Ernst & Young LLP, and any other matter to be voted on at the meeting, you may vote “For” or “Against” or abstain from voting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For,” “Withhold” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the presence of a quorum and the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

➢

For Proposal 1, the election of two Class I directors, the eligible nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

➢

To be approved, Proposal 2, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending December 31, 2008, must receive a “For” vote from the majority of shares voted either in person or by proxy. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on March 24, 2008.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are present at the meeting or represented by proxy. At the close of business on the record date for the meeting, there were 39,222,134 shares outstanding and entitled to vote. Thus 19,611,068 shares must be present at the meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the meeting. If there is no quorum, a majority of the votes present at the meeting or represented by proxy may adjourn the meeting to another date.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” Proposal 1, the election of two nominees for director, and “For” Proposal 2, the ratification of the selection of Ernst & Young LLP. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date;

➢	You may send a written notice that you are revoking your proxy to Vical’s Secretary at 10390 Pacific Center Court, San Diego, CA 92121; or

➢	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 12, 2008, to Vical’s Secretary at 10390 Pacific Center Court, San Diego, CA 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials, you generally must do so not less than 50 days nor more than 75 days prior to the date of our 2009 Annual Meeting of Stockholders in order for the proposal to be considered at the meeting. If you wish to submit a director nomination for consideration at our 2009 Annual Meeting of Stockholders, you generally must do so not less than 120 days prior to the date of the meeting. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

We have three classes of directors serving staggered three-year terms. Our Board is presently composed of five directors. Class I and Class III currently consist of two directors and Class II currently consists of one director. Two Class I directors are to be elected at the Annual Meeting to serve until our 2011 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified or until their earlier resignation, removal from office, death or incapacity. The terms of the Class II and Class III directors expire at our 2009 and 2010 Annual Meetings of Stockholders, respectively.

The nominees for Class I directors are Robert C. Merton, Ph.D. and Vijay B. Samant. They are currently directors of Vical, have been nominated for election by the Board based on the recommendation of the Nominating/Governance Committee of our Board of Directors, and were previously elected as directors by the stockholders. It is our policy to encourage all directors to attend the Annual Meeting. All of our directors attended our 2007 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. The nominees receiving the highest number of affirmative votes of the shares represented and entitled to vote at the meeting will be elected directors of Vical. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. Shares represented by the enclosed proxy cannot be voted for a greater number of persons than the number of nominees named. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and our management has no reason to believe that either nominee will be unavailable for election.

The Board of Directors Recommends a Vote FOR the Election of the Named Nominees.

Set forth below is biographical information as of March 1, 2008, for the nominees and each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Vical	Director Since
Robert H. Campbell	70	Director	December 2003
R. Gordon Douglas, M.D.	73	Chairman of the Board	May 1999
Gary A. Lyons	56	Director	March 1997
Robert C. Merton, Ph.D.	63	Director	March 2002
Vijay B. Samant	55	Director, President and Chief Executive Officer	November 2000

Nominees for Election for a Three-Year Term Expiring at the 2011 Annual Meeting

Robert C. Merton, Ph.D., has been a professor at the Harvard Business School since 1988, and is currently the John and Natty McArthur University Professor. Prior to his positions at Harvard, he served on the finance faculty of Massachusetts Institute of Technology’s Sloan School of Management from 1970 until 1988. Dr. Merton received the Alfred Nobel Memorial Prize in Economic Sciences in 1997 for a new method to determine the value of derivatives. Dr. Merton is past President of the American Finance Association and a member of the National Academy of Sciences. He is a director of the funds managed by Dimensional Fund Advisors, one of our stockholders. Dr. Merton is also a director and the Chief Science Officer of Trinsum, created in 2007 by a merger of Marakon Associates and Integrated Finance Limited, a specialized investment bank he co-founded in 2002, and a director of MF Risk, Inc., a financial risk corporation, Community First Financial Group and Peninsula Banking Group. He serves on advisory boards of several companies and institutions. Some of Dr. Merton’s other financial and accounting experience includes serving as a Senior Advisor to and Managing Director of JP Morgan Chase & Co. from 1999 to 2001, and a co-founder and principal of Long-Term Capital Management, L.P. He has received numerous academic awards and has lectured widely. Dr. Merton holds a bachelor’s degree from Columbia University, an M.S. degree in applied mathematics from the California Institute of Technology, and a Ph.D. degree in economics from the Massachusetts Institute of Technology. In addition, Dr. Merton holds numerous honorary degrees.

Vijay B. Samant has been President and Chief Executive Officer of Vical since he joined us in November 2000. Previously, he held various positions at Merck & Co., Inc. (“Merck”) from 1977 to 2000. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. From 1977 to 1990, Mr. Samant held a variety of positions of increasing responsibility in manufacturing, process engineering, production planning and control, business development and loss prevention in several Merck operating divisions. Mr. Samant holds a bachelor’s degree in chemical engineering from the University of Bombay, India, an M.S. degree in chemical engineering from Columbia University and an M.B.A. degree from the Sloan School of Management at the Massachusetts Institute of Technology. Mr. Samant is a director of the Aeras Global TB Vaccine Foundation, a not-for-profit organization working to develop tuberculosis vaccines, serves on the Project Management Subcommittee of the International AIDS Vaccine Initiative (“IAVI”) and is on the Board of Trustees of the National Foundation for Infectious Diseases.

Director Continuing in Office Until the 2009 Annual Meeting

R. Gordon Douglas, M.D., is an Adjunct Professor of Medicine at Cornell University Medical College. Dr. Douglas retired in April 1999 from Merck, where he had been President of the Merck Vaccine Division since 1991 and a member of the Merck Management Committee. Prior to joining Merck in 1989, Dr. Douglas was a physician and academician. His teaching and administrative affiliations included Baylor College of Medicine, University of Rochester School of Medicine, and Cornell University Medical College. His medical practice included affiliations with The New York Hospital, Memorial Sloan-Kettering Cancer Center, The Rockefeller University Hospital and North Shore University Hospital. Dr. Douglas has served as a visiting professor at a number of medical schools and as a consultant to several pharmaceutical and biomedical companies. He also served on the board of directors of the IAVI and is currently a member of the board of directors of Advancis Pharmaceutical Corporation, EluSys Therapeutics, Inc., IOMAI Corporation and VaxInnate Corporation, all biotechnology or biopharmaceutical companies. In addition, Dr. Douglas is the Chairman of the Aeras Global TB Vaccine Foundation and was formerly Director of Strategic Planning at the National Institutes of Health, Dale and Betty Bumpers Vaccine Research Center. He holds a bachelor’s degree from Princeton University and an M.D. degree from Cornell University Medical College. Dr. Douglas received his medical staff training at The New York Hospital and Johns Hopkins Hospital and is Board Certified in Internal Medicine. He is a member of the Institute of Medicine, the Association of American Physicians, the Infectious Diseases Society of America and numerous other organizations.

Directors Continuing in Office Until the 2010 Annual Meeting

Robert H. Campbell held various positions with Sunoco, Inc., a publicly traded petroleum refiner and chemicals manufacturer, for 40 years through June 2000, including President, Chief Executive Officer and Chairman of the Board. In 1999, while Mr. Campbell was Chairman of Sunoco, the company won the “Board Excellence Award” from Spencer Stuart and the Wharton School of Business of the University of Pennsylvania. In 2001, Mr. Campbell was named one of “Corporate America’s Outstanding Directors” by the editors of “Corporate Alert.” In addition, he was invited to testify as an expert on corporate governance issues in May 2002, before the U.S. Senate Permanent Subcommittee on Investigations in the hearings on Enron Corp. and Arthur Andersen LLP. Mr. Campbell serves as a member of the board of directors of CIGNA Corporation, an employee benefits company and The Pew Charitable Trusts, a charitable foundation. Mr. Campbell also serves as a director of the Robert H. Campbell and Nancy W. Campbell Foundation, a vehicle to contribute to charitable causes. Mr. Campbell received a bachelor’s degree in chemical engineering with honors from Princeton University, a master’s degree in chemical engineering from Carnegie Mellon University and a master’s degree in management through the Sloan Fellows program at the Massachusetts Institute of Technology.

Gary A. Lyons held various positions with Neurocrine Biosciences, Inc., a biopharmaceutical company, for 15 years through January 2008, including President and Chief Executive Officer. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., a biotechnology company, including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. From 1973 to 1983, Mr. Lyons worked with American Critical Care, a division of American Hospital Supply Corporation, serving as Director of Sales from 1980 to 1983. He is also a director of Neurocrine Biosciences, Inc. and Rigel Pharmaceuticals, Inc., publicly held biotechnology companies. Mr. Lyons holds a bachelor’s degree in marine biology from the University of New Hampshire and an M.B.A. degree from Northwestern University, JL Kellogg Graduate School of Management.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS

Independence of the Board of Directors

Under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors, except for Mr. Samant, our President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards.

See also “Certain Relationships and Related Transactions” below.

Corporate Governance Guidelines

We are committed to having sound corporate governance principles. Our Board of Directors has adopted Corporate Governance Guidelines to provide assistance to the Board in managing Board composition, representation, function and performance. The Corporate Governance Guidelines are attached as an exhibit to the charter of our Nominating/Governance Committee, which is available on our website at www.vical.com.

Executive Sessions

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process for stockholder communications with the Board or individual directors. Information regarding this process is available on our website at www.vical.com.

Committees of the Board of Directors

During the fiscal year ended December 31, 2007, our Board of Directors had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating/Governance Committee. The Audit Committee,

Compensation Committee and Nominating/Governance Committee each operate under a written charter adopted by our Board, all of which are available on our website at www.vical.com.

The following table provides membership and meeting information for the fiscal year ended December 31, 2007, for each of the committees:

Name	Audit		Compensation		Nominating/ Governance
Robert H. Campbell			X	*	X
R. Gordon Douglas, M.D.	X		X		X
Gary A. Lyons	X		X		X	*
Robert C. Merton, Ph.D.	X	*

Total meetings held in fiscal year 2007	4		4		2

*	Chairperson

Each director attended at least 75% in the aggregate of the meetings of the committees on which he served during the fiscal year ended December 31, 2007.

Below is a description of each committee of our Board of Directors. Our Board has determined that each committee member is independent within the meaning of applicable Nasdaq listing standards.

Audit Committee

Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting, and audits of our financial statements. Among other functions, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; engages the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; confers with senior management and the independent auditors regarding the adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews annually the Audit Committee’s written charter and the committee’s performance; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results in our quarterly financial statements. The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.

Our Board of Directors has determined that Robert C. Merton, Ph.D. qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. In making such determination, the Board made a qualitative assessment of Dr. Merton’s level of knowledge and experience based on a number of factors, including his formal education and experience.

The report of the Audit Committee is included herein on page 27.

Compensation Committee

The Compensation Committee oversees our overall compensation strategy and related policies, plans and programs. Among other functions, the Compensation Committee determines and approves the compensation and other terms of employment of our Chief Executive Officer; determines and approves the compensation and other terms of employment of our other executive officers, as appropriate; reviews and recommends to the Board the type and amount of compensation to be paid to Board members; recommends to the Board the adoption, amendment and termination of our Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) and 1992 Directors’ Stock Option Plan (the “Directors’ Stock Plan”); administers the Stock Incentive Plan and the Directors’ Stock Plan; and reviews and establishes appropriate insurance coverage for our directors and executive officers. The Compensation Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Committee has broad power to form and delegate its authority to subcommittees pursuant to its charter. The Committee has delegated authority to The President’s Stock Option Committee, which was established by our Board of Directors, to make initial equity grants within certain parameters, beyond which Compensation Committee approval is required.

The report of the Compensation Committee is included herein on page 16.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors consisted of Mr. Campbell, Dr. Douglas and Mr. Lyons during the fiscal year ended December 31, 2007. No member of the Compensation Committee was at any time during or prior to the fiscal year ended December 31, 2007, an officer or employee of Vical. No interlocking relationship existed between Mr. Campbell, Dr. Douglas or Mr. Lyons and any member of any other company’s board of directors, board of trustees or compensation committee during that period.

Nominating/Governance Committee

The Nominating/Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board of Directors, reviewing and evaluating our incumbent directors and the performance of our Board; recommending to our Board for selection candidates for election to our Board of Directors; making recommendations to the Board regarding the membership of the committees of our Board; assessing the performance of our Board, including its committees; and developing a set of corporate governance guidelines for Vical.

Consideration of Director Nominees

Director Qualifications

The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics and being able to read and understand basic financial statements. The Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Vical, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of stockholders. However, the Committee retains the right to modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating/Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Vical, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Governance Committee reviews such directors’ overall service to Vical during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has rejected a timely director nominee from a stockholder, or stockholders, holding more than 5% of our voting stock.

Stockholder Nominations

The Nominating/Governance Committee will consider director candidates recommended by stockholders. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating/Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last Annual Meeting of Stockholders a written recommendation to the Nominating/Governance Committee c/o Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121, Attn: Secretary. Each submission must set forth: the name and address of the Vical stockholder on whose behalf the submission is made; the number of Vical shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Each submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Meetings

During the fiscal year ended December 31, 2007, our Board of Directors held four meetings. All directors attended at least 75% in the aggregate of the meetings of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a Related-Person Transactions Policy to monitor transactions in which Vical and any of the following have an interest: a director, executive officer or other employee or a nominee to become a director of the Company; a security holder known by the Company to be the record or beneficial owner of more than 5% of any class of the Company’s voting securities; an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and any firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or holds a similar control position or in which such person directly or indirectly has a 5% or greater equity interest (collectively, “Related Persons”). The policy covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be participants in which the amount involved exceeds $120,000 and in which any

Related Person had, has or will have a direct or indirect material interest (“Related-Person Transactions”). Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered Related-Person Transactions under this policy.

Under this policy, any proposed transaction that has been identified as a Related-Person Transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of this policy. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related-Person Transaction shall be approved by another independent member of the Board. Our Related-Person Transaction Policy can be found in the Corporate Governance section posted on our website at www.vical.com.

There were no related person transactions since January 1, 2007 required to be reported pursuant to this item.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, (“Code of Ethics”) applicable to all of our officers, directors and employees, which can be viewed on our website at www.vical.com. If we make any substantive amendments to our Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. In doing so, the Committee seeks to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to our research, clinical, regulatory, commercial, and operational performance.

The Compensation Committee in conjunction with management and compensation consultants develop our compensation plans by utilizing publicly available compensation data from a peer group and by utilizing subscription compensation survey data for national and regional companies in the biopharmaceutical industry. The peer group, which is periodically reviewed and updated by the Compensation Committee, consists of representative companies against which the Compensation Committee believes Vical competes for executive talent. The individual companies included in our peer group include Arena Pharmaceuticals, Inc., AVANT Immunotherapeutics, Inc., Cell Genesys, Inc., Dendreon Corporation, Dynavax Technologies, GenVec, Inc, Geron Corporation, Introgen Therapeutics, Inc., IOMAI Corporation, Kosan Biosciences Incorporated, Maxygen, Inc., Novavax Inc. and Sangamo BioSciences, Inc.

We believe that the practices of the peer group of companies provide us with appropriate compensation benchmarks for base salary, cash bonuses and equity based awards, because these companies have similar organizational structures and tend to compete with us for executives. For benchmarking executive compensation, we typically review the compensation data we have collected from the peer group of companies, as well as compensation survey data obtained from subscription services. This data is presented to the Compensation Committee as part of the annual review process.

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the 50th percentile of the range of salaries for executives in similar positions and with similar responsibilities in the companies represented in the compensation data we review.

We work within the frame work of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular employment background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executives within our Company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

The Compensation Committee has also implemented an annual performance management program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole, each corporate department, and each individual employee. Annual corporate goals are proposed by management, reviewed, modified where appropriate and finally approved by the Board of Directors at the end of each calendar year for the following year. These corporate goals target the achievement of specific research, clinical, regulatory, and operational milestones. The achievement of the individual, department and corporate goals are measured based on a sliding scale. We typically expect the level of achievement of each goal to fall in the mid to upper end of the scale. The Compensation Committee believes that the corporate goals it established for 2007 were stretch goals, but achievable goals, set in a manner to motivate the Company’s executives and its employees.

Annual department and individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Department goals are proposed by each department head and approved by the Chief Executive Officer. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer approves the goals proposed by our other executives. The Chief Executive Officer’s goals are approved by the Compensation Committee and are based primarily on the Company’s corporate goals. Annual salary increases, annual bonuses, and annual stock based awards granted to our employees are tied to the achievement of these corporate, department and each individual’s performance goals.

We perform an interim assessment of the written goals in the third quarter of each calendar year to determine individual and department progress against the previously established goals. The individual and department goals may be modified or expanded at that time to account for significant changes in our operating strategy. During the fourth quarter of each calendar year, we evaluate individual, department, and corporate performance against the written goals for that year. Consistent with our compensation philosophy, each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance, and input from others within the company.

This process leads to a recommendation by management of an acceptable range by pay grade for the adjustment of annual non-executive employee salary increases, annual stock based awards, and bonuses, if any, which is reviewed and approved by the Compensation Committee. After approving the acceptable ranges of compensation adjustments, the Compensation Committee approves a pool of stock and cash based awards, which management then allocates to individual employees based on the approved ranges by pay grade. Our executives, other than the Chief Executive Officer, submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations for approval to the Compensation Committee for salary increases, bonuses, and stock based awards. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes, bonus, and stock based awards. For all employees, including our executives, annual base salary increases, annual stock based awards, and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

Based upon the individual assessment of the achievement of goals established for 2006, the Compensation Committee approved certain discretionary cash bonuses and stock based awards for our named executive officers in 2007. Specifically, the Compensation Committee granted each of our named executive officers cash bonuses ranging between 13%-35% of base salary, restricted stock units covering between 6,000 and 30,000 shares, and a stock option covering between 30,000 and 50,000 shares.

Compensation Components

The components of our compensation package are as follows:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that executive base salaries should generally target the 50th percentile of the range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually as part of our performance management program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, the Compensation Committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary. Currently, all executives and certain non-executive employees are eligible for annual performance-based cash bonuses. The bonus amounts for our executives typically range between 10%-50% of their base salary. The payment of any bonus is at the discretion of the Compensation Committee.

Long-Term Incentives

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Our Stock Incentive Plan allows the grant to executives of stock options, restricted stock, and other equity-based awards. We typically make an initial equity award of stock options to new employees and annual stock based grants as part of our overall compensation program. The cumulative amount of stock options granted as part of our annual performance review is approved by the Compensation Committee. All equity based awards granted to executives are approved by our Compensation Committee or our Board of Directors. Our current practice, as required by our Stock Incentive Plan, is to price equity based awards at the closing price of our common stock on the date the awards are granted.

Initial stock option awards. Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the grant date and a vesting schedule of 25% on the first anniversary of the date of hire and quarterly thereafter for the next three years. The amount of the initial stock option award is determined based on the executive’s position with us and analysis of the competitive practices of the companies similar in size to us represented in the compensation data that we review. The amount of the initial stock option award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Annual stock option awards. Our practice is to make annual stock option awards as part of our overall performance program or upon promotion. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the annual aggregate value of these awards will be set near competitive median levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted, including awards granted in prior periods, when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

Restricted stock unit awards. We have made grants of Restricted Stock Units, or RSUs, to executives and certain non-executive employees to provide additional long-term incentive to build stockholder value. RSU awards are made in anticipation of contributions that will create value in the Company. Because the shares underlying the RSUs have a defined value at the time the RSU grant is made, RSU grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. However, the RSUs we grant generally cover fewer shares than the stock options we would grant for a similar purpose. RSUs typically vest 25% on the first anniversary of the date of grant and quarterly thereafter for the next three years. Executive and non-executive employees have the option at the time of grant to defer the issuance of the shares underlying the RSUs beyond the date at which the RSU vests. This feature allows the individual to defer the payment of income taxes related to these shares until the shares underlying the RSU are issued. Upon vesting and issuance of the common stock underlying the RSU the Company typically withholds from each holder the number of shares of common stock necessary in order to satisfy our statutory minimum tax withholding obligation. This feature provides the holders with a method to satisfy our statutory minimum tax withholding obligations without immediately selling a portion of the shares issued.

Other Compensation

We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we also utilize cash signing bonuses when certain executives join us. Generally, such cash signing bonuses are contractually required to be repaid on a pro-rata basis to the Company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses, and/or to create additional incentive for an executive to join our Company in a position where there is high market demand. We also reimburse our Chief Executive Officer for certain relocation costs, which in 2007 was capped at $50,000 per year. A majority of the reimbursement is used for temporary housing while he is in San Diego.

Termination Based Compensation

Severance. Upon termination of employment, our executives are entitled to receive severance payments. In determining whether to approve and setting the terms of such severance arrangements, the Compensation Committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. Severance for termination, without cause, or for resignation for good reason, for executives, other than our Chief Executive Officer, includes the payment of six months of the executive’s current base salary. Our Chief Executive Officer’s employment agreement provides severance of 12 months of base salary plus an amount equal to any cash bonus paid in the prior year, if his employment is terminated without cause or if he resigns for good reason (as defined in the agreement). Additional details about these severance provisions, including definitions of “cause” and “good reason” can be found under “Potential Payments Upon Termination or Change in Control,” below. We believe that our executives severance packages are generally in line with severance packages offered to executives of the companies of similar size to us represented in the compensation data we reviewed.

Acceleration of vesting of equity-based awards. Provisions of our Stock Incentive Plan allow our Board of Directors to grant stock based awards to employees and executives that provide for the acceleration of the vesting in the event of a change of control (as defined by the Plan). Currently, all of the Company’s outstanding equity based awards include provisions that accelerate vesting of such awards in the event of a change of control. The Compensation Committee believes that these provisions are properly designed to promote stability during a change of control and enable our executives to focus on corporate objectives during a change of control, even if their employment may be subsequently terminated.

Tax and Accounting Implications

Deductibility of executive compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executives.

Accounting for stock-based compensation. Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R). The Compensation Committee considers the accounting impact of equity based compensation when developing the Company’s compensation strategy.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Robert H. Campbell

R. Gordon Douglas, M.D.

Gary A. Lyons

SUMMARY COMPENSATION TABLE

The Company has entered into compensation agreements with its executives. The terms of those agreements provide for benefits such as relocation reimbursement, severance payments and vesting acceleration of equity based awards in the event of a change of control. The terms of these benefits are further discussed under the heading “Compensation Components” included herein. The following table provides information regarding the compensation of each of our named executive officers for the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)		Total ($)
Vijay B. Samant President and Chief Executive Officer	2007 2006	452,075 435,000	160,000 220,000	237,916 141,026	304,740 265,579	57,385 56,105	(4) (5)	1,212,116 1,169,433

Jill M. Church Vice President, Chief Financial Officer and Secretary	2007 2006	273,075 260,000	60,000 70,000	60,494 22,525	142,703 100,408	7,147 6,382		543,419 472,665

Alain P. Rolland, Pharm.D., Ph.D. Senior Vice President, Product Development	2007 2006	294,575 283,000	40,000 50,000	43,040 22,189	79,880 60,126	5,551 6,382		463,046 466,172

(1)	Annual bonuses are granted at the Compensation Committee’s discretion, taking into account each named executive officer’s performance against his or her independent, department and corporate goals, as more fully described above.

(2)	Amounts shown reflect the amount expensed during 2007 by the Company under the provisions of the Statement of Financial Accounting Standards No. 123R, or FAS 123R, for all RSUs previously granted and held by the named individual, but, in accordance with SEC regulations, without giving effect to estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 1 of the Notes to Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on March 3, 2008.

(3)

Amounts shown reflect the amount expensed during the respective year by the Company under the provisions of FAS 123R for all options previously granted and held by the named individual, but, in accordance with SEC regulations, without giving effect to estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 1 of the Notes to Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on March 3, 2008.

(4)	Of the amount shown, $50,000 represents relocation costs, including of $30,261 in rent and utility payments for an apartment for Mr. Samant and $17,875 for tax reimbursements.

(5)	Of the amount shown, $49,071 represents relocation costs, including of $30,462 in rent and utility payments for an apartment for Mr. Samant and $17,543 for tax reimbursements.

GRANTS OF PLAN BASED AWARDS

The following table provides details regarding stock-based awards granted to each of our named executive officers for the fiscal year ended December 31, 2007.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Vijay B. Samant	1/5/2007 1/5/2007	— 30,000	100,000 —	6.71 —	343,067 201,000

Jill M. Church	1/5/2007 1/5/2007	— 10,000	50,000 —	6.71 —	171,534 67,000

Alain P. Rolland, Pharm.D., Ph.D.	1/5/2007 1/5/2007	— 6,000	30,000 —	6.71 —	102,330 40,200

(1)	The amounts shown reflect the number of shares underlying the RSUs granted to each named executive officer. The par value of $0.01 per share of the underlying shares of an RSU grant is paid by the named executive officer on the date of grant.

(2)	The right to exercise the above stock options and RSUs generally vests 25% on the first anniversary date of the grant, with the remaining rights vesting quarterly over the remaining three years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides details regarding outstanding stock-based awards for each of our named executive officers for the fiscal year ended December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable(#)	Number of Securities Underlying Unexercised Options - Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Vijay B. Samant	300,000 125,000 150,000 93,750 51,563 26,250 —	— — — 6,250 23,437 33,750 100,000	16.63 9.40 3.11 6.35 5.08 4.54 6.71	11/27/2010 2/4/2012 1/27/2013 2/9/2014 2/21/2015 1/5/2016 1/4/2017	66,250 — — — — — —	281,563 — — — — — —

Jill M. Church	45,000 13,750 8,750 —	15,000 6,250 11,250 50,000	4.80 5.08 4.54 6.71	10/10/2014 2/21/2015 1/5/2016 1/4/2017	17,687 — —	75,170 — —

Alain P. Rolland, Pharm.D., Ph.D.	60,000 20,000 14,063 10,313 6,563 —	— — 937 4,687 8,437 30,000	6.48 3.11 6.35 5.08 4.54 6.71	7/31/2012 1/27/2013 2/8/2014 2/21/2015 1/5/2016 1/4/2017	12,112 — — — —	51,476 — — — —

(1)	The right to exercise the above stock options vests 25% on the first anniversary of the date of the grant, with the remaining rights vesting quarterly over the remaining three years.

(2)	The market value of the RSUs is determined by multiplying the number of shares underlying the RSUs by the closing price for the Company’s Common Stock of $4.25 on December 31, 2007.

OPTION EXERCISES AND STOCK VESTED

The following table provides details regarding stock options exercised and RSUs vested for each of our named executive officers for the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Vijay B. Samant	—	—	28,750	(2)	150,525
Jill M. Church	—	—	6,063	(3)	32,261
Alain P. Rolland, Pharm.D., Ph.D.	—	—	4,838	(4)	25,243

(1)	Represents the number of shares vested multiplied by the market value of the underlying shares on the vesting date less the purchase price of $0.01 per share.

(2)	Mr. Samant elected to defer receipt of 20,000 of these shares until the earlier of a change in control as defined in the Stock Option Plan or 90 days following the termination of his employment.

(3)	Ms. Church elected to defer receipt of 3,000 of these shares until February 23, 2014 and elected to defer receipt of 1,313 of these shares until February 1, 2015. The deferral agreements allow the employee to receive the vested shares prior to the deferral date only in the event of a change in control or upon termination of employment.

(4)	Dr. Rolland elected to defer receipt of 788 of these shares until January 8, 2008 and elected to defer receipt of 2,250 of these shares until February 22, 2008. The deferral agreements allow the employee to receive the vested shares prior to the deferral date only in the event of a change in control or upon termination of employment.

NONQUALIFIED DEFERRED COMPENSATION TABLE

We grant RSUs to our executives and other employees. The RSUs granted typically vest 25% on the first anniversary date of the grant, with the remaining rights vesting quarterly over the remaining three years and, once vested, allow the participants to acquire shares of common stock at par value. At the time the RSU is granted the employee has the option to defer the release of the common stock underlying the RSU to a future date which is after its vesting date. The election to defer the release of the common stock underlying the RSU also defers the required state and federal income tax withholding requirements until those shares are released. The election to defer the release of the common shares underlying the RSU is irrevocable. The deferral agreements allow the employee to receive the vested shares prior to the deferral date only in the event of a change in control or upon termination of employment. The following table provides details regarding the value of stock awards as of December 31, 2007, for which issuance of the shares underlying those awards has been deferred, the increase in value of deferred shares during the current year and the value of deferred shares which were released during the current year.

Name	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Contributions ($)		Aggregate Balance at Last FY ($) (1)
Vijay B. Samant	—	160,750	(2)	286,875
Jill M. Church	—	—		27,893
Alain P. Rolland, Pharm.D., Ph.D	—	11,948	(2)	12,912

(1)	Amount represents the market value of vested but unreleased shares multiplied by the closing price for the Company’s Common Stock of $4.25 on December 31, 2007.

(2)	Represents the full fair market value on the release date for shares which vested prior to 2007 and were released in 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into employment agreements with our executives which include provisions that entitle those executives to receive severance payments in specified cases upon termination without cause, or resignation for good reason. Severance for executives, other than our Chief Executive Officer, includes the payment of six months of the executive’s current base salary. Termination for cause is defined as any one of the following: (i) failure to perform the executive’s duties, (ii) gross misconduct, (iii) fraud or (iv) a conviction of, or a plea of “guilty” or “no contest” to a felony. Resignation for good reason is defined as any one of the following: (i) a material reduction in authority or responsibility or (ii) a reduction in base salary of more than 25%. In the event that our executives qualify for severance payments, the payments will be made on a bi-monthly basis and will be reduced dollar for dollar by any other compensation earned by the executives during the severance period as an employee or independent contractor.

We have entered into an employment agreement with our Chief Executive Officer which provides for severance of 12 months of base salary plus an amount equal to any cash bonus paid in the prior year, if his employment is terminated without cause or if he resigns for good reason. Termination for cause is defined as any one of the following: (i) failure to perform the executive’s duties, (ii) gross misconduct, (iii) fraud or (iv) a conviction of, or a plea of “guilty” or “no contest” to a felony. Resignation for good reason is defined as any one of the following: (i) a material reduction in authority or responsibility, (ii) removal of the direct reporting relationship with the Board of Directors, (iii) any reduction in base compensation, or (iv) a material breach of his employment agreement. In the event that our Chief Executive Officer qualifies for severance payments, the payments will be made on a bi-monthly basis and will be reduced dollar for dollar by any other compensation earned by the executive, during the severance period, as an employee or consultant with a company which is primarily involved in research, development or commercialization of a method of delivery of naked DNA into humans or animals.

All of the Company’s outstanding equity based awards include provisions that accelerate vesting of such awards in the event of a change of control. A change of control is defined as the occurrence of either of the following events: (i) a change in the composition of the Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either: (a) had been directors of the Company 24 months prior to such change; or (b) were elected, or nominated for election, to the Board of Directors with the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or (ii) any person by the acquisition or aggregation of securities of the Company representing 50% or more of the combined voting power of the Company’s securities eligible to vote for the election of directors.

The following table provides details of potential payments which could occur upon termination of the named executive officers or in the event of a change of control of the Company assuming a triggering event occurred on December 31, 2007.

Name	Cash Severance Payment ($)	Bonus Payment ($)	Acceleration of Equity Awards (unamortized expense) ($) (1)
Vijay B. Samant • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	452,075 452,075 —	220,000 220,000 —	— — 466,238

Jill M. Church • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	136,538 136,538 —	— — —	— — 172,547

Alain P. Rolland, Pharm.D., Ph.D. • Involuntary termination without cause • Voluntary resignation for good reason • Change in control	147,288 147,288 —	— — —	— — 103,698

(1)	The amounts shown reflect the unamortized compensation expense related to options and awards outstanding at December 31, 2007, to be recognized for financial statement reporting purposes for periods beginning after December 31, 2007, in accordance with SFAS No. 123(R), without giving effect to estimated forfeitures.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Management develops the Board compensation package by utilizing publicly available data from our peer group. The peer group, which is periodically reviewed and updated by the Compensation Committee, consists of representative companies against which the Compensation Committee believes Vical competes for directors. The individual companies included in our peer group include Arena Pharmaceuticals, Inc., AVANT Immunotherapeutics, Inc., Cell Genesys, Inc., Dendreon Corporation, Dynavax Technologies, GenVec, Inc, Geron Corporation, Introgen Therapeutics, Inc., IOMAI Corporation, Kosan Biosciences Incorporated, Maxygen, Inc., Novavax Inc. and Sangamo BioSciences, Inc. We believe that the practices of the peer group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for directors.

Director Fees

Each of our non-employee directors receives an annual fee of $20,000 for service on the Board of Directors. Each of our non-employee directors also receives $1,500 for attending each meeting of the Board of Directors. Non-employee directors are also reimbursed for their expenses for each meeting attended. All fees are paid on or about February 15th following the year during which services were rendered, excluding expenses which are reimbursed as incurred.

Director Options

Under the Stock Incentive Plan, each of our new non-employee directors, on the date of his or her election to the Board of Directors, receives an option to purchase 20,000 shares of our common stock at its fair market value on the date of grant. The shares subject to these options generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over the next three years. Each non-employee director who has served on our Board of Directors for at least six months on the date of each regular Annual Meeting of Stockholders also receives an annual grant of an option to purchase 12,500 shares of our common stock which becomes exercisable in full on the date of the regular Annual Meeting of Stockholders following the date of grant. No more than an aggregate of 30% of the shares available under our Stock Incentive Plan are available for grant to non-employee directors. Our Board of Directors may provide discretionary grants under the Stock Incentive Plan to our non-employee directors. Under the Stock Incentive Plan, options to purchase a total of 505,000 shares of our common stock have been granted to our current non-employee directors, with 57,500 shares of this total amount granted during the fiscal year ended December 31, 2007. Under the Directors’ Stock Plan, options to purchase a total of 202,500 shares of our common stock have been granted to our current and former non-employee directors to date, none of which remained outstanding as of December 31, 2007. We do not intend to grant any further options under the Directors’ Stock Plan.

Fees and Options of the Chairman of the Board of Directors

Dr. Douglas receives an annual fee of $25,000 (in lieu of the $20,000 annual fee which he would otherwise receive as a non-employee director) for serving as Chairman of our Board of Directors. Additionally, he received an option to purchase 10,000 shares of our common stock under the Stock Incentive Plan upon becoming Chairman. The shares subject to this option vested 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over the next three years. Our Chairman of the Board of Directors also receives an annual grant of an option to purchase 20,000 shares of our common stock under the Stock Incentive Plan (in lieu of the annual grant of an option to purchase 12,500 shares which he would otherwise receive as a non-employee director) which also becomes exercisable in full on the date of the regular Annual Meeting of Stockholders following the date of grant.

Committee Fees

The Chairman of the Audit Committee of the Board of Directors receives an annual Audit Committee Chairman fee of $10,000. Other Audit Committee members receive an annual Audit Committee Member fee of $5,000. The Chairman of the Compensation Committee and the Chairman of the Nominating/Governance Committee each receive an annual Committee Chairman fee of $5,000. Other members of the Compensation and Nominating/ Governance Committees receive an annual Committee Member fee of $2,500.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	Total ($)
R. Gordon Douglas, M.D.	41,000	48,240	89,240
Robert H. Campbell	33,500	34,460	67,960
Gary A. Lyons	37,000	30,150	67,150
Robert C. Merton, Ph.D.	35,000	30,150	65,150

(1)	Vijay B. Samant, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director.

(2)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R), of stock options granted pursuant to the Amended and Restated Stock Incentive Plan of Vical Incorporated and thus may include amounts from stock options granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 1 of the Notes to Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission on March 3, 2008. As of December 31, 2007, each director has the following number of options outstanding: R. Gordon Douglas, M.D.—210,000; Robert H. Campbell—70,000; Gary A. Lyons—127,500; and Robert C. Merton, Ph.D.—82,500.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2007, with respect to both of our equity compensation plans in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	3,804,480	$8.06	2,695,998

SECURITY OWNERSHIP

Security Ownership of Directors and Named Executive Officers

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 1, 2008, for each director of the Company, each executive named in the Summary Compensation Table herein, and by all directors and named executive officers of the Company as a group.

Name	Common Stock	Rights to Acquire Shares Within 60 Days of March 1, 2008	Total Stock and Stock Based Holdings	Percent of Total (1)
Vijay B. Samant	55,477	793,126	846,603	2.12%
Jill M. Church	4,625	91,250	95,875	*
Alain P. Rolland, Pharm.D., Ph.D.	13,236	124,064	137,675	*
Robert H. Campbell	1,000	57,500	58,500	*
R. Gordon Douglas, M.D.	—	190,000	190,000	*
Gary A. Lyons	—	112,500	112,500	*
Robert C. Merton, Ph.D.	—	70,000	70,000	*
All directors and named executive officers as a group (7 persons)	74,338	1,438,815	1,513,153	3.72%

*	Less than 1%

(1)	Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person as of March 1, 2008 (including any shares which that person has the right to acquire beneficial ownership of within 60 days), by the sum of the total number of shares outstanding as of March 1, 2008, and the number of shares which that person has the right to acquire beneficial ownership of within 60 days of March 1, 2008. Applicable percentages are based on 39,220,158 shares of our common stock outstanding as of March 1, 2008, adjusted as required.

Security Ownership of Certain Beneficial Owners

The following sets forth the beneficial ownership of the Company’s Common Stock as of March 1, 2008, for each stockholder who was a beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock on such date. The information below is based on filings by the beneficial owners with the Security and Exchange Commission pursuant to sections 13(d) and 13(g) under the Exchange Act. The Company is not aware of any other beneficial owner of more than five percent of the Company’s Common Stock.

Name and Address	Common Stock	Percent of Total (1)
Temasek Holdings (2) 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	4,980,079	12.7%

Federated Investors Inc. (3) Federated Investors Tower Pittsburgh, PA 15222	2,722,100	6.9%

Austin W. Marxe/David M. Greenhouse c/o Special Situations Funds 527 Madison Avenue #2600 New York, NY 10022	2,437,410	6.21%

Capital World Investors (5) 333 South Hope Street Los Angeles, CA 90071	2,250,280	5.7%

(1)	Percent of shares beneficially owned by any stockholder is calculated by dividing the number of shares beneficially owned by the stockholder by the sum of the number of shares outstanding as of March 1, 2008. Applicable percentages are based on 39,220,158 shares of our common stock outstanding as of March 1, 2008.

(2)	Based on Schedule 13G filed by Temasek Holdings (Private) Limited (“Temasek”) on October 27, 2006. According to the Schedule 13G filing, Temasek had shared voting power with respect to 4,980,079 shares of our common stock as of December 31, 2007. The following entities exercise shared voting power with Temesek with respect to the 4,980,079 shares and may by deemed to be beneficially owners of those shares: Fullerton Management Pte Ltd, a company organized under the laws of the Republic of Singapore (“Fullerton”) which is a wholly-owned subsidiary of Temasek and Temasek Life Sciences Private Limited, a company organized under the laws of the Republic of Singapore (“Temasek Life Sciences”) which is a wholly-owned subsidiary of Fullerton. V-Sciences Investments Pte Ltd (“V-Sciences”), a company organized under the laws of the Republic of Singapore and a wholly-owned subsidiary of Temasek Life Sciences has sole voting power and directly owns the 4,980,079 shares.

(3)	Based on Amendment No. 3 to Schedule 13G (the “Amendment”) filed by Federated Investors, Inc. (“Federated”) on February 13, 2008. According to the Amendment, 2,722,100 shares of our common stock were beneficially owned by Federated, Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue.

(4)	Based on Schedule 13G filed by Austin W. Marxe and David M. Greenhouse (“Marxe and Greenhouse”) on February 13, 2008. According to the Schedule 13G filing, Marxe and Greenhouse Marxe and Greenhouse share sole voting and investment power over 1,650,902 Common Shares owned by Special Situations Fund III QP, L.P., 192,803 Common Shares owned by Special Situations Private Equity Fund, L.P., and 593,705 Common shares owned by Special Situations Life Sciences Fund, L.P.

(5)	Based on Schedule 13G filed by Capital World Investors (“CWI”) on February 11, 2008. According to the Schedule 13G filing, CWI had sole voting power with respect to 2,250,280 shares of our common stock as of December 31, 2007. Pursuant to Section 13d-4 of the Securities Act of 1933, as amended, CWI disclaims beneficial ownership of all of these shares.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent auditors for the fiscal year ending December 31, 2008. Ernst & Young has been engaged as our independent auditors since June 2, 2006. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent auditors is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends a Vote FOR the Ratification of Ernst & Young LLP

as our Independent Auditors for the Fiscal Year Ending December 31, 2008.

Change in Accounting Firm

On June 2, 2006, we made the decision to dismiss Deloitte & Touche LLP (“Deloitte”) as our independent auditors upon the completion of Deloitte’s review of our financial statements for the three months ended March 31, 2006. On the same date, we engaged Ernst & Young to serve as our independent auditors for fiscal periods subsequent to March 31, 2006. The decision to dismiss Deloitte and engage Ernst & Young was recommended by our Audit Committee.

The audit reports of Deloitte on our financial statements as of and for the years ended December 31, 2005 and 2004, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

During the two fiscal years ended December 31, 2005, and the subsequent interim period to June 2, 2006, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the fiscal years ended December 31, 2005 and 2004, and the interim period between December 31, 2005, and June 2, 2006, neither we nor anyone acting on our behalf consulted with Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any matters or reportable events listed in Item 304(a)(2)(ii) of Regulation S-K.

Fees of Principal Accounting Firm

The following table sets forth certain fees paid to (i) Ernst & Young and (ii) Deloitte, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the fiscal years ended December 31, 2007 and 2006:

	Ernst & Young		Deloitte Entities
	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/07	Year Ended 12/31/06
Audit Fees (1)	$531,830	$496,171	$—	$26,600
Audit-Related Fees (2)	7,000	12,534	38,758	39,427
Tax Fees (3)	—	—	—	—
All Other Fees (4)	1,465	1,500	2,990	2,250

(1)	Represents aggregate fees for professional services rendered for the integrated audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-Q filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Represents the aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit, review of our financial statements, or consenting to the incorporation of previous audit reports that are not included under “Audit Fees” above.

(3)	Tax fees are for services related to the preparation of our tax returns and other filings we made with the Internal Revenue Service and tax advice regarding the application of various provisions of the Code.

(4)	Includes fees for a subscription to an online accounting research library.

All fees described above were approved by the Audit Committee of our Board of Directors.

Pre-Approval Policies and Procedures

The Audit Committee of our Board of Directors has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditors. The policy generally pre-approves specified services in the defined categories of audit services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual case-by-case basis before the independent auditors are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee of our Board of Directors has determined that the rendering of the services other than audit services described above by Ernst & Young is compatible with maintaining the independence of Ernst & Young.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Robert C. Merton, Ph.D., Chairman of the Audit Committee, R. Gordon Douglas, M.D. and Gary A. Lyons. All of the members of the Audit Committee are “independent directors” as defined in Nasdaq Rule 4200(a)(15). In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of Vical’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young a formal written statement describing all relationships between Vical and its independent auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Ernst & Young any relationships that may impact their objectivity and independence and satisfied itself as to Ernst & Young’s independence.

The Audit Committee discussed and reviewed with Ernst & Young all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, with and without management present, the Audit Committee discussed and reviewed the results of Ernst & Young’s examination of Vical’s financial statements.

Based upon the Audit Committee’s discussion with management and Ernst & Young and the Audit Committee’s review of the representation of Vical’s management and the independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that Vical include the audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate Vical’s existing auditors or to appoint and engage new auditors for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Ernst & Young in performing the examination of Vical’s financial statements for the fiscal year ended December 31, 2007, and engaged Ernst & Young as Vical’s independent auditors for the fiscal year ending December 31, 2008. The Audit Committee is seeking stockholder ratification of the selection of Ernst & Young to serve as Vical’s independent auditors for the fiscal year ending December 31, 2008.

Audit Committee

Robert C. Merton, Ph.D.

R. Gordon Douglas, M.D.

Gary A. Lyons

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, named executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vical stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Vical Incorporated, Investor Relations, 10390 Pacific Center Court, San Diego, California 92121-4340 or contact Jill M. Church at (858) 646-1100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

By Order of the Board of Directors

Jill M. Church
Vice President, Chief Financial Officer and Secretary

San Diego, California

April 4, 2008

VICAL INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING ON MAY 22, 2008

The undersigned stockholder of Vical Incorporated, or the “Company,” acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2008, and the undersigned revokes all prior proxies and appoints Vijay B. Samant and Jill M. Church, and each of them, as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at Country Inn and Suites, 5975 Lusk Blvd., San Diego, CA 92121, at 9:00 a.m. Pacific Time on May 22, 2008, or at any adjournment, continuation or postponement thereof, and instructs said proxies to vote as follows:

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued on reverse side)

VICAL INCORPORATED 10390 PACIFIC CENTER CTR SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by VICAL INCORPORATED in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to VICAL INCORPORATED, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VCLIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VICAL INCORPORATED

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSAL 2.

Vote On Directors

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _______________________________________________

1. ELECTION OF CLASS I DIRECTORS:
Nominees:
01) Robert C. Merton, Ph.D.
02) Vijay B. Samant

Vote On Proposal	For	Against	Abstain

2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2008:	☐	☐	☐

The Company’s Board of Directors recommends a vote FOR the election of each of the named nominees and FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2008.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

VICAL INCORPORATED BOARD OF DIRECTORS PROXY Annual Meeting of Stockholders May 22, 2008

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please indicate if you plan to attend this meeting.	☐ ☐ Yes No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date